ARC Document Solutions Reports Results for Second Quarter 2018
SAN RAMON, CA – (August 2, 2018) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the second quarter ended June 30, 2018.

Financial Highlights:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(All dollar amounts in millions, except EPS)	2018	2017	2018	2017
Net Sales	$104.2	$102.3	$201.9	$201.0
Gross Margin	34.4%	33.7%	32.7%	32.5%
Net income attributable to ARC	$4.1	$3.6	$4.7	$5.4
Adjusted net income attributable to ARC	$4.1	$3.7	$4.6	$5.6
Earnings per share - Diluted	$0.09	$0.08	$0.10	$0.12
Adjusted earnings per share - Diluted	$0.09	$0.08	$0.10	$0.12
Cash provided by operating activities	$24.9	$18.5	$23.0	$25.4
EBITDA	$15.6	$16.1	$25.9	$28.9
Adjusted EBITDA	$16.2	$17.0	$27.1	$30.6
Capital Expenditures	$3.8	$2.9	$6.7	$4.9
Debt & Capital Leases (including current), net of unamortized deferred financing fees			$136.2	$152.0
Management Commentary
“We made definitive progress toward our strategic objectives in the second quarter, delivering growth in three out of four business lines,” said Suri Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “Traditional project printing was the primary driver of sales as we continued to protect print revenues, and when coupled with our constant focus on managing costs, we added seventy basis points of improvement to our consolidated gross margin. With half of the year ahead of us, we have already achieved the lower end of our previously-announced annual EPS forecast.”

“While the print market will continue to challenge us, we feel well-positioned to gain market share as our investments in sales and marketing take hold,” said Mr. Suriyakumar. “Considering our current performance and our expectations for the remainder of the year, we’re pleased to upgrade to our annual forecast, bringing ARC’s annual EPS range to 12 to 17 cents.”

“In the face of a shrinking print market, we were gratified to deliver year-over-year growth for the first time in three years, especially with the improvements in gross margin and operating cash flows that came with it,” said Jorge Avalos, Chief Financial Officer. “The exceptional increase in medical costs we predicted for the second quarter had a negative impact of $1.4 million on EBITDA and they decreased earnings per share by 2.1 cents, but despite these pressures, our results for the quarter were solid and we expect them to be sustainable for the balance of the year.”

2018 Second Quarter Supplemental Information:
Net sales were $104.2 million, a 1.9% increase compared to the second quarter of 2017.

Days sales outstanding were 52 in Q2 2018 and 52 in Q2 2017.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 79% of our total net sales, while customers outside of construction made up approximately 21% of our total net sales.

Total number of MPS locations at the end of the second quarter has grown to approximately 10,390, a net gain of approximately 560 locations over Q2 2017.

Adjusted EBITDA excludes loss on extinguishment and modification of debt and stock-based compensation expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Services and Product Line	2018	2017	2018	2017
CDIM	53.3%	52.5%	53.4%	52.2%
MPS	32.0%	32.3%	32.1%	32.6%
AIM	3.0%	3.1%	3.0%	3.2%
Equipment and supplies sales	11.7%	12.1%	11.5%	12.0%
Outlook
The outlook for ARC Document Solutions 2018 fully-diluted annual adjusted earnings per share has been upgraded to a range of $0.12 to $0.17 from its previous range of $0.10 to $0.16; 2018 annual cash provided by operating activities remains unchanged and is projected to be in the range of $44 to $50 million, as is the company’s 2018 annual adjusted EBITDA, which is forecast to be in the range of $48 to $54 million.
Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Thursday, August 2, 2018, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the Company's 2018 second quarter. To access the live audio call, dial 800-239-9838. International callers may join the conference by dialing +1 323-794-2551. The conference code is 7263562. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A recording of the webcast will be available for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as “definitive progress”, “well-positioned to gain market share”, “expectations”, “outlook”, “sustainable”, “projected,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	June 30,	December 31,
Current assets:	2018	2017
Cash and cash equivalents	$24,738	$28,059
Accounts receivable, net of allowances for accounts receivable of $2,586 and $2,341	60,689	57,011
Inventories, net	18,481	19,937
Prepaid expenses	5,168	4,208
Other current assets	5,056	5,266
Total current assets	114,132	114,481
Property and equipment, net of accumulated depreciation of $198,045 and $198,693	68,059	64,245
Goodwill	121,051	121,051
Other intangible assets, net	7,040	9,068
Deferred income taxes	26,219	28,029
Other assets	2,463	2,551
Total assets	$338,964	$339,425
Current liabilities:
Accounts payable	$25,895	$24,289
Accrued payroll and payroll-related expenses	13,834	12,617
Accrued expenses	16,535	17,201
Current portion of long-term debt and capital leases	20,785	20,791
Total current liabilities	77,049	74,898
Long-term debt and capital leases	115,394	123,626
Other long-term liabilities	4,500	3,290
Total liabilities	196,943	201,814
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 48,345 and 47,913 shares issued and 45,671 and 45,266 shares outstanding	48	48
Additional paid-in capital	122,252	120,953
Retained earnings	25,226	20,524
Accumulated other comprehensive loss	(3,367)	(1,998)
	144,159	139,527
Less cost of common stock in treasury, 2,674 and 2,647 shares	9,350	9,290
Total ARC Document Solutions, Inc. stockholders’ equity	134,809	130,237
Noncontrolling interest	7,212	7,374
Total equity	142,021	137,611
Total liabilities and equity	$338,964	$339,425

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Service sales	$92,031	$89,870	$178,741	$176,834
Equipment and supplies sales	12,159	12,410	23,157	24,177
Total net sales	104,190	102,280	201,898	201,011
Cost of sales	68,355	67,794	135,878	135,687
Gross profit	35,835	34,486	66,020	65,324
Selling, general and administrative expenses	27,506	25,550	54,807	50,697
Amortization of intangible assets	985	1,082	1,993	2,197
Income from operations	7,344	7,854	9,220	12,430
Other income, net	(20)	(22)	(101)	(41)
Loss on extinguishment and modification of debt	—	40	—	106
Interest expense, net	1,516	1,594	2,958	3,149
Income before income tax provision	5,848	6,242	6,363	9,216
Income tax provision	1,840	2,522	1,879	3,748
Net income	4,008	3,720	4,484	5,468
Loss (income) attributable to the noncontrolling interest	66	(84)	218	(48)
Net income attributable to ARC Document Solutions, Inc. shareholders	$4,074	$3,636	$4,702	$5,420
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.09	$0.08	$0.10	$0.12
Diluted	$0.09	$0.08	$0.10	$0.12
Weighted average common shares outstanding:
Basic	44,936	45,792	44,839	45,716
Diluted	44,979	46,258	44,924	46,329

ARC Document Solutions, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities
Net income	$4,008	$3,720	$4,484	$5,468
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	228	353	555	561
Depreciation	7,190	7,271	14,319	14,410
Amortization of intangible assets	985	1,082	1,993	2,197
Amortization of deferred financing costs	59	83	119	177
Stock-based compensation	574	816	1,227	1,553
Deferred income taxes	1,799	2,248	1,707	3,425
Deferred tax valuation allowance	(6)	45	51	34
Loss on extinguishment and modification of debt	—	40	—	106
Other non-cash items, net	(62)	(163)	(106)	(136)
Changes in operating assets and liabilities:
Accounts receivable	(1,761)	(95)	(4,674)	(148)
Inventory	550	1,026	1,074	(508)
Prepaid expenses and other assets	(613)	(1,956)	(763)	(2,158)
Accounts payable and accrued expenses	11,993	4,018	2,979	449
Net cash provided by operating activities	24,944	18,488	22,965	25,430
Cash flows from investing activities
Capital expenditures	(3,825)	(2,899)	(6,717)	(4,911)
Other	(8)	262	372	394
Net cash used in investing activities	(3,833)	(2,637)	(6,345)	(4,517)
Cash flows from financing activities
Proceeds from stock option exercises	—	3	—	71
Proceeds from issuance of common stock under Employee Stock Purchase Plan	28	30	72	66
Share repurchases	—	—	(60)	—
Contingent consideration on prior acquisitions	(61)	(81)	(114)	(151)
Early extinguishment of long-term debt	—	(5,650)	—	(14,150)
Payments on long-term debt agreements and capital leases	(5,663)	(4,106)	(11,414)	(7,914)
Borrowings under revolving credit facilities	4,125	1,000	6,125	2,500
Payments under revolving credit facilities	(8,000)	(175)	(13,875)	(300)
Net cash used in financing activities	(9,571)	(8,979)	(19,266)	(19,878)
Effect of foreign currency translation on cash balances	(770)	63	(675)	330
Net change in cash and cash equivalents	10,770	6,935	(3,321)	1,365
Cash and cash equivalents at beginning of period	13,968	19,669	28,059	25,239
Cash and cash equivalents at end of period	$24,738	$26,604	$24,738	$26,604
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Capital lease obligations incurred	$7,653	$6,390	$10,928	$14,310

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Service sales
CDIM	$55,531	$53,684	$107,851	$104,942
MPS	33,330	33,050	64,797	65,544
AIM	3,170	3,136	6,093	6,348
Total service sales	92,031	89,870	178,741	176,834
Equipment and supplies sales	12,159	12,410	23,157	24,177
Total net sales	$104,190	$102,280	$201,898	$201,011

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows provided by operating activities	$24,944	$18,488	$22,965	$25,430
Changes in operating assets and liabilities	(10,169)	(2,993)	1,384	2,365
Non-cash expenses, including depreciation and amortization	(10,767)	(11,775)	(19,865)	(22,327)
Income tax provision	1,840	2,522	1,879	3,748
Interest expense, net	1,516	1,594	2,958	3,149
Loss (income) attributable to the noncontrolling interest	66	(84)	218	(48)
Depreciation and amortization	8,175	8,353	16,312	16,607
EBITDA	15,605	16,105	25,851	28,924
Loss on extinguishment and modification of debt	—	40	—	106
Stock-based compensation	574	816	1,227	1,553
Adjusted EBITDA	$16,179	$16,961	$27,078	$30,583

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC Document Solutions, Inc. to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income attributable to ARC Document Solutions, Inc.	$4,074	$3,636	$4,702	$5,420
Interest expense, net	1,516	1,594	2,958	3,149
Income tax provision	1,840	2,522	1,879	3,748
Depreciation and amortization	8,175	8,353	16,312	16,607
EBITDA	15,605	16,105	25,851	28,924
Loss on extinguishment and modification of debt	—	40	—	106
Stock-based compensation	574	816	1,227	1,553
Adjusted EBITDA	$16,179	$16,961	$27,078	$30,583
See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC to unaudited adjusted net income attributable to ARC (In thousands, except per share data) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income attributable to ARC Document Solutions, Inc.	$4,074	$3,636	$4,702	$5,420
Loss on extinguishment and modification of debt	—	40	—	106
Income tax benefit related to above items	—	(16)	—	(42)
Deferred tax valuation allowance and other discrete tax items	72	51	(77)	79
Adjusted net income attributable to ARC Document Solutions, Inc.	$4,146	$3,711	$4,625	$5,563

Actual:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.09	$0.08	$0.10	$0.12
Diluted	$0.09	$0.08	$0.10	$0.12
Weighted average common shares outstanding:
Basic	44,936	45,792	44,839	45,716
Diluted	44,979	46,258	44,924	46,329

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.09	$0.08	$0.10	$0.12
Diluted	$0.09	$0.08	$0.10	$0.12
Weighted average common shares outstanding:
Basic	44,936	45,792	44,839	45,716
Diluted	44,979	46,258	44,924	46,329
See Non-GAAP Financial Measures discussion below.

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and six months ended June 30, 2018 and 2017 to reflect the exclusion of loss on extinguishment and modification of debt and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and six months ended June 30, 2018 and 2017.
We have presented adjusted EBITDA for the three and six months ended June 30, 2018 and 2017 to exclude loss on extinguishment and modification of debt and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.